UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K/A
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2013

DATARAM CORPORATION
(Exact name of registrant as specified in its charter)
New Jersey	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 571, P.O. Box 7258, Princeton, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (609) 799-0071

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The Company amends its report on Form 8-K, filed on September 19, 2013, to report the sale of common stock and warrants described therein closed on September 23, 2013. Pursuant to the sale, the Company sold 350,000 shares of common stock and warrants to purchase 350,000 shares of common stock, resulting in net proceeds, before expenses, of approximately $750,000 to the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Meyer, Suozzi, English & Klein, P.C. with respect to common stock and warrants
23(b)	Consent of Meyer, Suozzi, English & Klein, P.C. (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date September 23, 2013
/s/ MARC P. PALKER
(Signature)
Marc P. Palker
Chief Financial Officer